UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2022

Purple Innovation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37523	47-4078206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Rd., Suite 200, Lehi, UT	84043
(Address of principal executive offices)	(Zip Code)

(801) 756-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Acting Chief Operating Officer

On April 29, 2022, Eric Haynor signed an offer letter to become the chief operating officer of the Company, effective June 6, 2022.

Prior to joining the Company, Mr. Haynor, age 58, served as the Senior Vice President of Global Industrial Supply Chain for Ecolab, Inc. from 2019 to present. Mr. Haynor has held numerous other leadership positions with Ecolab, Inc. including Vice President of Global Equipment Operations and Global Life Sciences from 2017 to 2019, Vice President of Global Equipment Supply Chain Operations from 2014 to 2017, Vice President of Supply Chain Operations – EMEA from 2009 to 2014, and Vice President of Supply Chain Operations – Asia Pacific from 2005 to 2009. Mr. Haynor received a Bachelor of Science degree in Mechanical Engineering from Michigan State University.

Mr. Haynor’s Offer Letter. In connection with his appointment as chief operating officer, Mr. Haynor signed an offer letter (the “Offer Letter”), on April 29, 2022 that makes effective his employment start date on June 6, 2022 . The Offer Letter provides for annual base salary of $475,000 and eligibility for a short -term cash bonus of up to 50% of his annual base salary beginning with the year 2022 to be payable in 2023. Mr. Haynor may also participate in the Company’s 2017 Equity Incentive Plan beginning in 2023 by being eligible to receive an equity award in the amount of 60% of his base salary at the time of an award, split between time-based RSU’s and performance-based PSU’s. The Company has also agreed to pay Mr. Haynor a $4,000 monthly commuting benefit for the first four months of his employment and moving costs related to his relocation to Utah within six months of his start date.

The Company also agreed to grant to Mr. Haynor, effective as of his start date, a one-time equity grant valued at $500,000 based on the market price of the Company’s Class A Common Stock on the day of the grant as an inducement grant outside the Company’s 2017 Equity Incentive Plan in accordance with the NASDAQ inducement grant exception found in NASDAQ Listing Rule 5635(c)(4). This grant will be awarded in PSUs (65%) and RSUs (35%). The PSUs have a three-year cliff vesting schedule and are contingent upon the stock price hitting certain performance thresholds. The RSU’s have a vesting schedule of 1/3rd vesting every 12 months.

The foregoing description of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

There are no related party transactions between Mr. Haynor and the Company as defined in Item 404(a) of Regulation S-K. There are no family relationships between Mr. Haynor and any other director, executive officer or person nominated or chosen to be a director or executive officer of the Company.

Item 7.01 REGULATION FD DISCLOSURE.

On May 3, 2022, the Company issued a press release announcing the appointment of Mr. Haynor. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
10.1	Offer Letter, dated as of April 29, 2022, signed by Eric Haynor.
99.1	Press Release dated May 3, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURPLE INNOVATION, INC. (Registrant)

Date: May 3, 2022	By:	/s/ Bennett Nussbaum
Bennett Nussbaum
Interim Chief Financial Officer

3